Exhibit 99

THE FOLLOWING INFORMATION WAS MADE AVAILABLE BY FORTUNE BRANDS, INC. IN A PRESS RELEASE DATED JULY 22, 2005.

(In millions, except per share amounts)

(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended June 30,
	2005	2004	% Change
Net Sales
ACCO Office Products	$287.2	$268.8	6.8

Operating Income
ACCO Office Products	26.9	4.0	572.5

Operating Income Before Charges (a)
ACCO Office Products	29.8	26.1	14.2

NET SALES AND OPERATING INCOME

	Six Months Ended June 30,
	2005	2004	% Change
Net Sales
ACCO Office Products	$562.4	$539.7	4.2

Operating Income
ACCO Office Products	51.6	20.0	158.0

Operating Income Before Charges (a)
ACCO Office Products	54.5	47.8	14.0

(a)	Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding any non-recurring items.

Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

THE FOLLOWING IS AN EXCERPT FROM THE SCRIPT OF A FORTUNE BRANDS, INC. TELEPHONE CONFERENCE CALL WITH ANALYSTS AND OTHERS HELD ON JULY 22, 2005

* * *

[Craig P. Omtvedt, Senior Vice President and Chief Financial Officer of Fortune Brands, Inc.]

Concluding with office products –

•	Benefiting from higher volumes and favorable FX, sales for Office reached $287 million, up 7%.

•	Sales benefited from an extra month of results in Australia largely offset by the timing of back-to-school shipments.

•	ACCO’s efficient supply chains continued to add to the bottom line. Reported operating income reached $27 million. On a before charges basis, operating income increased 14%.

Strong growth for the Kensington brand helped drive ACCO’s results in the quarter. Kensington is fueling its growth with successful new products to support mobile computer users.

With the spin-off of ACCO expected later this summer, our office products business will be considered a discontinued operation as of the third quarter. Therefore, it will no longer be reflected in our results.

* * *

Reconciliation of Operating Income Before Charges to GAAP Operating Income

For the Three and Six Months Ended June 30, 2005

Amounts in millions

(Unaudited)

Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding any non-recurring items.

Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by operating segments and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
ACCO Office Products
Operating Income before charges	$29.8	$26.1	14.2	$54.5	$47.8	14.0
Less:
Restructuring and restructuring-related items	2.9	22.1	—	2.9	27.8	—

Operating Income	$26.9	$4.0	+ 100.0	$51.6	$20.0	+ 100.0

Reconciliations of RONTA based on Operating Income Before Charges to RONTA based on

GAAP Operating Income

(June 30, 2005, Unaudited)

	Rolling twelve months Operating income before charges		Net Tangible Assets		RONTA Before Charges
ACCO Office Products	$144.1	/	GAAP Net Tangible Assets	=	37.2%
Fortune Brands	$1,228.7	/	GAAP Net Tangible Assets	=	43.0%

	Rolling twelve months GAAP Operating income		Net Tangible Assets		RONTA based on GAAP OI
ACCO Office Products	$141.4	/	GAAP Net Tangible Assets	=	36.5%
Fortune Brands	$1,212.7	/	GAAP Net Tangible Assets	=	42.5%

Return on Net Tangible Assets - or RONTA - Before Charges is operating income derived in accordance with GAAP excluding any non-recurring items divided by the twelve month average of GAAP assets less intangibles, accounts payable and other non-interest bearing liabilities.

RONTA Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by operating segments and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

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